SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 18, 2000



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                  1-12334                95-4114732
           --------                  -------                ----------
 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS

      MAY 18, 2000 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today provided this exploration program update:

LOUISIANA OFFSHORE ACTIVITY:

      SOUTH TIMBALIER BLOCK "86" - OFFSHORE LOUISIANA - FEDERAL OCS:
      -------------------------------------------------------------

      OCS-G 14520-#2:Fortune has been advised by its operating partner, El Paso Energy (NYSE: EPG), that its OCS-G 14520 #2 discovery well at South Timbalier Block "86" (previously referred to by Fortune as the Polaris Prospect), was recompleted into the P-95 sand and is currently producing at a rate of approximately 20 million cubic feet of natural gas and 100 barrels of condensate per day. Fortune owns a 3.167% overriding royalty interest before payout, converting to an overriding royalty of 4% after payout. Based on information provided by the operator, Fortune believes payout should occur in May 2000. At current production levels and prices, the well is adding significantly to Fortune's revenue and cash flow, equating to as much as a 60% increase in monthly revenue at the after payout interest as compared to the Company's average monthly revenue during the first quarter 2000. This project is not associated with Fortune's producing interest in South Timbalier Block "76", which is located approximately 25 miles away.

TEXAS GULF COAST AND STATE WATERS ACTIVITY:

      CADIZ PROSPECT - BEE COUNTY, TEXAS - ONSHORE

      BROOKS #1 WELL: Drilling on the Brooks #1 well was finished May 10, 2000 and the partners elected to complete the well as a discovery based on preliminary log results. Fortune owns a 6.5625% working interest in the well. Arrangements for facilities and a pipeline are being made and production is expected to commence in approximately four weeks. The well was drilled on a 3-D seismic anomaly generated from 3-D seismic licensed by Fortune and farmed-out to Prime Operating Company. Prime now has an option to drill a second well on a prospect on adjacent acreage generated from the 3-D seismic on the same terms as the first well.

      ESPIRITU SANTO BAY - CALHOUN COUNTY, TEXAS - TRANSITION ZONE:

      210-#6 - GRASS ISLAND DEEP PROSPECT: Fortune and the project operator have been advised that all rigs capable of performing the remaining completion operations and testing in the environment presented at Espiritu Santo Bay are currently in use elsewhere. Due to current favorable commodity prices and the loss of qualified rig personnel during the last industry downturn, the demand for the class of rig our project requires far exceeds the available supply. Furthermore, we have been advised there are numerous other energy companies competing with our partner group for the few rigs currently in service which are capable of operations in this shallow-water locale. Fortune has learned that current time estimates for rig availability are greater than 60 days and probably longer. As a result of this situation, the operator of the Grass Island 210 #6 well is exploring other alternative methods that may be employed to test this well. Fortune will provide an update of this matter once more definitive information is available.



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      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond the Company's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's most recent Annual Report on Form 10-KSB/A, as well as other filings with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in meeting its expectations.

                                 **********
                                                  Company Contact: Angela McLane
                                                                  (281) 872-1170



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             FORTUNE NATURAL RESOURCES  CORPORATION



                             By:  /s/ Dean W. Drulias
                                 -------------------------------------------
                                 Dean W. Drulias
                                 Executive Vice President and General Counsel



Date:  May 18, 2000

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